UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 26, 2012

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2012, Bristol-Myers Squibb Company (the “Company”) and the borrowing subsidiaries entered into a new $1.5 billion Five Year Competitive Advance and Revolving Credit Facility Agreement (the “Agreement”) with the lenders named in the Agreement, Bank of America N.A., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association as documentation agents and Citibank, N.A. and JPMorgan Chase Bank, N.A., as administrative agents.

The Agreement is in addition to the Company’s existing $1.5 billion Five Year Competitive Advance and Revolving Credit Facility, which was established in September 2011 with a syndicate of lenders. There were no borrowings outstanding under this existing revolving credit facility at June 30, 2012.

The Agreement contains customary terms and conditions, including, without limitation, negative covenants containing limitations on consolidations, mergers, and sales of assets, limitations on the incurrence of certain liens, and limitations on sale and leaseback transactions. The Agreement contains customary reporting and other affirmative covenants, including, without limitation, a requirement to maintain a long term debt rating from a certain credit rating agency. There are no financial covenants in the Agreement. The Agreement also contains customary events of default, including, without limitation, nonpayment of obligations under the Agreement, violation of covenants in the Agreement, breach or default of agreements related to debt equal to or greater than $100 million, certain events of bankruptcy or insolvency, certain judgments equal to or greater than $100 million, or a change in control (as defined in the Agreement) of the Company. Certain of the defaults are subject to exceptions, materiality qualifiers and grace periods customary for credit facilities of this type. The Agreement provides for borrowings by the Company, its U.S. subsidiaries and its non-U.S. subsidiaries. All borrowings by subsidiaries are guaranteed by the Company.

The foregoing summary of certain material provisions of the Agreement is subject to, and qualified in its entirety by reference to, all the provisions of the Agreement.

Attached as Exhibit 10.1 hereto is the final form of the Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

The discussion under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On July 26, 2012, the Company agreed to sell $750,000,000 aggregate principal amount of its 0.875% notes due 2017, $750,000,000 aggregate principal amount of its 2.000% notes due 2022 and $500,000,000 aggregate principal amount of its 3.250% notes due 2042 (collectively, the “Notes”) pursuant to the Underwriting Agreement, dated July 26, 2012 (the “Underwriting Agreement”) among the Company, Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch Pierce Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters listed on Schedule II of the Underwriting Agreement. The sale of the Notes closed on July 31, 2012. The Notes were issued pursuant to that certain Indenture, dated as of June 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented and amended by the Sixth Supplemental Indenture dated as of July 31, 2012 between the Company and the Trustee (the “Sixth Supplemental Indenture”). The offer and sale of the Notes has been registered under the Securities Act of 1933, as amended, by Registration Statement on Form S-3 (No. 333-182852).

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The form of Sixth Supplemental Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K. The forms of the Notes are filed as Exhibits 4.2, 4.3 and 4.4, respectively to this Current Report on Form 8-K. In connection with the issuance of the Notes, Kirkland and Ellis LLP is filing the legal opinion with respect to the validity of the Notes attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated July 26, 2012 relating to the 0.875% Notes due 2017, the 2.000% Notes due 2022 and 3.250% Notes due 2042

4.1	Form of Sixth Supplemental Indenture between Bristol-Myers Squibb Company and The Bank of New York Mellon, as Trustee to the Indenture dated as of June 1, 1993

4.2	Form of 0.875% Notes Due 2017

4.3	Form of 2.000% Notes Due 2022

4.4	Form of 3.250% Notes Due 2042

5.1	Opinion of Kirkland & Ellis LLP relating to the Notes

10.1	$1,500,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of July 30, 2012 among Bristol-Myers Squibb Company, the borrowing subsidiaries, the lenders named in the agreement, Bank of America N.A., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association as documentation agents and Citibank, N.A. and JPMorgan Chase Bank, N.A., as administrative agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: July 31, 2012	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 26, 2012 relating to the 0.875% Notes due 2017, the 2.000% Notes due 2022 and 3.250% Notes due 2042

4.1	Form of Sixth Supplemental Indenture between Bristol-Myers Squibb Company and The Bank of New York, as Trustee to the Indenture dated as of June 1, 1993

4.2	Form of 0.875% Notes Due 2017

4.3	Form of 2.000% Notes Due 2022

4.4	Form of 3.250% Notes Due 2042

5.1	Opinion of Kirkland & Ellis LLP relating to the Notes

10.1	$1,500,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of July 30, 2012 among Bristol-Myers Squibb Company, the borrowing subsidiaries, the lenders named in the agreement, Bank of America N.A., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association as documentation agents and Citibank, N.A. and JPMorgan Chase Bank, N.A., as administrative agents.